UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 21, 2005
                                                        -------------------

                     Diversified Financial Resources Corp.
                    ----------------------------------------
             (Exact name of registrant as specified in its charter)

              DE                      0-22373               58-2027283
              --                      -------               ----------

(State  or  other  jurisdiction     (Commission            (IRS Employer
     of  incorporation)             File  Number)        dentification No.)

           ___________  8765 Aero Drive, San Diego, CA           92154__
                   ------------------------------------------  ----------
                    (Address of principal executive offices)   (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  560-8321
                                                          ---------------

    ________________________________________________________________________
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     Entry  into  a  Material  Definitive  Agreement

On November 21, 2005, Diversified Financial Resources Corp. entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund, LP (the "Investor"). This Agreement provides that, following notice to the Investor, we may put to the Investor up to $10,000,000 of our common stock for a purchase price equal to 95% of the lowest closing bid price of our common stock during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is up to $100,000 per put. In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement. Copies of the Agreement and Registration Rights Agreement are filed as exhibits to this Form 8-K.
Item  9.01     Financial  Statements  and  Exhibits

(c)     Exhibits

10.1  Investment  Agreement  with  Dutchess  Private  Equities  Fund,  L.P.
10.2  Registration  Rights  Agreement  with Dutchess Private Equities Fund, L.P.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  November  30,  2005

                    Diversified  Financial  Resources  Corp.


                    By:    /s/Dennis  Thompson
                           -------------------
                    Name:  Dennis  Thompson
                           ----------------
                    Title: President
                           ---------